Registration No. 202302676

GOVERNMENT OF BERMUDA

Registrar of Companies

The Companies Act 1981

CERTIFICATE OF INCORPORATION

I hereby in accordance with the provisions of section 14 of **the Companies Act 1981**, issue this Certificate of Incorporation and do certify that on the 27th day of July 2023

Digicel MidCo Limited

was registered under the provisions of the said section and that the status of the said Company is that of an **Exempted** Company.

Kenneth Joaquin
Registrar of Companies
27th day of July 2023

REGISTRAR OF COMPANIES
BERMUDA

QUO FATA FERUNT